EXCHANGE AGREEMENT

     THIS EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement"), is executed this 7th day of May, 1998, but effective as of the close of business on December 31, 1997, by and among Am-Pac International, Inc., a Nevada corporation (hereinafter referred to as "Am-Pac"); and Su Hung and Sun East International Holdings Ltd., (hereinafter collectively referred to as the "Shareholders"). Am-Pac and the Shareholders are collectively referred to as the "Parties".

                                    Premises

     WHEREAS, the Shareholders own and have the right to sell, transfer and exchange all of the issued and outstanding shares of capital stock of Sun East International Development Limited ("Sun East");

     WHEREAS, Am-Pac wishes to acquire all of the issued and outstanding capital stock of Sun East in exchange for shares of Am-Pac common stock, par value $.001 per share (the "Am-Pac Common Stock"),

     WHEREAS, the Shareholders wish to exchange their shares of Sun East for Am-Pac Common Stock;

     NOW THEREFORE, in consideration of the premises herein contained, and the mutual covenants hereinafter set forth, the parties hereto have agreed, and by these presents, do hereby contract as follows:

                                    ARTICLE I
                   REPRESENTATIONS, COVENANTS, AND WARRANTIES
                               OF THE SHAREHOLDERS

     As an inducement to, and to obtain the reliance of Am-Pac, the Shareholders represent and warrant as follows:

     Section 1.01 - Organization. Sun East is a corporation duly organized, validly existing, and in good standing under the laws of the Caymen Islands and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its businesses and shall include qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification except where failure to be so qualified would not have a material adverse effect on its business. Included in the Sun East Schedules (as hereinafter defined) are complete and correct copies of the Caymen Islands equivalent of articles of incorporation, as amended, and bylaws of Sun East as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Sun East's Caymen Islands equivalent of the articles of incorporation or bylaws. Sun East has taken, or will have taken prior to Closing, all actions required by law, its articles of incorporation or Caymen Islands equivalent, or otherwise to authorize the execution and delivery of this Agreement. Sun East has, or will have prior to Closing, full power, authority, and legal right and has, or will have prior to Closing, taken all action required by law, its bylaws, articles of incorporation, or Caymen Islands equivalent, and otherwise to consummate the transactions herein contemplated.


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

     Section 1.02 - Capitalization and Outstanding Shares. The authorized capitalization of Sun East consists of 50,000 shares of stock, par value of $1.00 per share, of which the Shareholders own 50,000 shares, and which constitutes all of the outstanding and issued shares of Sun East to date of closing. The Shareholders hereby represent and warrant that they have full right, power, and authority to transfer, assign, convey, and deliver their Sun East shares; and delivery of such shares at the closing will convey to Am-Pac good and marketable title to such shares, clear of any claims, charges, equities, liens, security interests and encumbrances whatsoever.

     Section 1.03 - Subsidiaries and Predecessor Corporations. Except as set forth on the Sun East Schedules, Sun East does not have any subsidiaries, beneficially or of record, or own any shares of any other corporation. For purposes hereinafter, the term "Sun East" also includes those subsidiaries, if any, set forth in the Sun East Schedules.

     Section 1.04 - Financial Statements.

          (a) Included in the Sun East Schedules are the audited balance sheet of Sun East as of December 31, 1997, and the related audited statements of operations, stockholders' equity and cash flows for the six months ended December 31, 1997, and the pro forma financial information for the period from January 1, 1997 to June 30, 1997, together with the notes to such statements and the opinion of an independent certified public accountant, with respect thereto.

          (b) All such financial statements have been prepared in accordance with generally accepted accounting principles. The Sun East balance sheets present a true and fair view as of the dates of such balance sheets of the financial condition of Sun East. Sun East did not have, as of the dates of such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto, prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the financial condition of the assets of Sun East in accordance with generally accepted accounting principles.

          (c) Sun East has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.


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

          (d) Sun East has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

          (e) The books and records, financial and otherwise, of Sun East are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

          (f) All of Sun East's assets are reflected on its financial statements, and except as set forth in the Sun East Schedules or the financial statements of Sun East or the notes thereto, Sun East has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

     Section 1.05 Information. The information concerning Sun East set forth in this Agreement and in the Sun East Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, the Shareholders have fully disclosed in writing to Am-Pac (through this Agreement or the Sun East Schedules) all information relating to matters involving Sun East or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $10,000 liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of Sun East or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on Sun East, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

     Section 1.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued Sun East common stock.

     Section 1.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or the Sun East Schedules , since December 31, 1997:

          (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Sun East or (ii) any damage, destruction, or loss to Sun East (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Sun East;

          (b) Sun East has not (i) amended its Articles of Incorporation or By-Laws or Caymen Islands equivalent; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Sun East; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

          (c) Sun East has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Sun East balance sheet, and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Sun East; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

          (d) to the best knowledge of the Shareholders, Sun East has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect the business, operations, properties, assets, or condition of Sun East.

     Section 1.08 Title and Related Matters. Sun East has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the most recent Sun East balance sheet or acquired after that date (except properties, inventory, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business) free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; or (c) as described in the Sun East Schedules. Except as set forth in the Sun East Schedules, Sun East owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with Sun East's business. Except as set forth in the Sun East Schedules , no third party has any right to, and Sun East has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of Sun East or any material portion of its properties, assets, or rights.


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

     Section 1.09 Litigation and Proceedings. Except as set forth in the Sun East Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Shareholders after reasonable investigation, threatened by or against Sun East or affecting Sun East or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Shareholders do not have any knowledge of any material default on the part of Sun East with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     Section 1.10 Contracts.

          (a) Except as included or described in the Sun East Schedules, there are no "material" contracts, agreements, franchises, license agreements, debt instruments or other commitments to which Sun East is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a "material" contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or
     (ii) involves aggregate obligations of at least ten thousand dollars ($10,000));

          (b) All contracts, agreements, franchises, license agreements, and other commitments to which Sun East is a party or by which its properties are bound and which are material to the operations of Sun East taken as a whole are valid and enforceable by Sun East in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

          (c) Sun East is not a party to or bound by, and the properties of Sun East are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of Sun East; and


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

          (d) Except as included or described in the Sun East Schedules or reflected in the most recent Sun East balance sheet, Sun East is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which Sun East is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $10,000 in the aggregate;
     (v) collective bargaining agreement; or (vi) agreement with any present or former officer or director of Sun East.

     Section 1.11 Material Contract Defaults. Sun East is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of Sun East and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Sun East has not taken adequate steps to prevent such a default from occurring.

     Section  1.12 No Conflict  With Other  Instruments.  The  execution of this
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Sun East is a party or to which any of its properties or operations are subject.

     Section 1.13 Governmental Authorizations. Except as set forth in the Sun East Schedules, Sun East has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof.

     Section 1.14 Compliance With Laws and Regulations. Except as set forth in the Sun East Schedules , to the best of the Shareholders' knowledge, Sun East has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Sun East or except to the extent that noncompliance would not result in the occurrence of any material liability for Sun East.

     Section 1.15 Insurance. Sun East will maintain all of its current policies of insurance (liability and casualty) during the term of this Agreement.

     Section 1.16 Approval of Agreement. The board of directors of Sun East has approved this Agreement.


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

     Section 1.17 Material Transactions or Affiliations. Set forth in the Sun East Schedules is a description of every contract, agreement, or arrangement between Sun East and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by Sun East to own beneficially, 5% or more of the issued and outstanding common stock of Sun East and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. Except as disclosed in the Sun East Schedules or otherwise disclosed by writing to Am-Pac, no officer, director, or 5% shareholder of Sun East has, or has had since inception of Sun East, any known interest, direct or indirect, in any transaction with Sun East which was material to the business of Sun East. There are no commitments by Sun East, whether written or oral, to lend any funds, or to borrow any money from, or enter into any other transaction with, any such affiliated person.

     Section 1.18 Labor Relations. Sun East has not had work stoppage resulting from labor problems. To the knowledge of the Shareholders, no union or other collective bargaining organization is organizing or attempting to organize any employee of Sun East.

     Section 1.19 Sun East Schedules . The Shareholders have delivered to Am-Pac the following schedules, which are collectively referred to as the "Sun East Schedules " and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of Sun East as complete, true, and correct as of the date of this Agreement in all material respects:

          (a) Schedule 1.01 through Schedule 1.18 setting forth any exceptions, information and copies of documents required to be disclosed in the Sun East Schedules by Sections 1.01 through 1.18.

          (b) a Schedule 1.19(b) containing a list indicating the name and address of each shareholder of Sun East together with the number of shares owned by him, her or it;

          (c) a Schedule 1.19(c) containing a description of all real property owned by Sun East, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

          (d) a Schedule 1.19(d) including copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which Sun East carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of Sun East);

          (e) a Schedule 1.19(e) listing the accounts receivable and notes and other obligations receivable of Sun East as of December 31, 1997, or thereafter other than in the ordinary course of business of Sun East, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which are in the aggregate material and due to or claimed by such debtor; and


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

          (f) a Schedule 1.19(f) listing the accounts payable and notes and other obligations payable of Sun East as of December 31, 1997, or that arose thereafter other than in the ordinary course of the business of Sun East, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due to or claimed by Sun East respecting such obligations.

          (g) a Schedule 1.19(g) comprising a a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Sun East within the past six (6) months, the account numbers thereof, and all persons authorized to sign or act on behalf of Sun East, (b) all safe deposit boxes and other similar custodial arrangements maintained by Sun East within the past six (6) months, and (c) the names of all persons holding powers of attorney from Sun East or who are otherwise authorized to act on behalf of Sun East with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

     The Shareholders shall cause the Sun East Schedules and the instruments and data delivered to Am-Pac hereunder to be promptly updated after the date hereof up to and including the Closing Date.

     It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by the Shareholders. The Shareholders shall have 20 days from the date of execution hereof to provide such schedules. If the Shareholders cannot or fail to do so, or if Am-Pac acting reasonably finds any such schedules or updates provided after the date hereof to be unacceptable, Am-Pac may terminate this Agreement by giving written notice to Sun East within ten (10) days after the schedules or updates were due to be produced or were provided.

     Section 1.20 Valid Obligation. This Agreement and all agreements and other documents executed by the Shareholders in connection herewith constitute the valid and binding obligation of the Shareholders, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

                                   ARTICLE II

              REPRESENTATIONS, COVENANTS, AND WARRANTIES OF AM-PAC

     As an inducement to, and to obtain the reliance of the Shareholders, except as set forth in the Am-Pac Schedules (as hereinafter defined), Am-Pac represents and warrants as follows:


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

     Section 2.01 Organization. Am-Pac is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Am-Pac Schedules are complete and correct copies of the Articles of Incorporation and By-Laws of Am-Pac as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Am-Pac's Articles of Incorporation or By-Laws. Am-Pac has taken all action required by law, its Articles of Incorporation, By-Laws, or otherwise to authorize the execution and delivery of this Agreement, and Am-Pac has full power, authority, and legal right and has or will have taken all action required by law, its Articles of Incorporation, By-Laws, or otherwise to consummate the transactions herein contemplated.

     Section 2.02 Capitalization. Am-Pac's authorized capitalization consists of 149,900,000 shares of common stock, and 100,000 shares of Preferred Stock, par value $.001, of which 8,315,547 common shares are issued and outstanding. Am-Pac agrees that it shall have taken all action necessary to reduce the amount of its issued and outstanding shares to 3,400,000 as of the date of Closing. All issued and outstanding shares are legally issued, fully paid, non-assessable and not issued in violation of the pre-emptive or other rights of any person.

     Section 2.03 Divestiture of Assets and Liabilities and Subsidiaries Am-Pac represents and the Shareholders understand that prior to Closing Am-Pac shall have divested itself of all assets and liabilities. The financial statements referenced below constitute consolidated financials of Am-Pac's subsidiary corporations which are identified in the Am-Pac Schedules. However all such subsidiaries shall be sold or otherwise transferred such that Am-Pac will own no subsidiaries, and consequently have no assets at the time of closing.

     Section 2.04 Financial Statements.

          (a) Included in the Am-Pac Schedules are the audited balance sheets of Am-Pac as of December 31, 1996 and 1997, and the related audited statements of operations, stockholders' equity and cash flows for the fiscal year ended December 31, 1997 together with the notes to such statements and the opinion of independent certified public accountants, with respect thereto, all as set forth in the SEC Reports.

          (c) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Am-Pac balance sheets present fairly as of their respective dates the financial condition of Am-Pac. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Am-Pac had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the financial condition of the assets of Am-Pac, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

          (d) Am-Pac has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

          (e) Am-Pac has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

          (f) The books and records, financial and otherwise, of Am-Pac are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

          (g) All of Am-Pac's assets are reflected on its financial statements, and, except as set forth in the Am-Pac Schedules or the financial statements of Am-Pac or the notes thereto, Am-Pac has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

     Section 2.05 Information. The information concerning Am-Pac set forth in this Agreement and the Am-Pac Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, Am-Pac has fully disclosed in writing to the Shareholders (through this Agreement or the Am-Pac Schedules) all information relating to matters involving Am-Pac or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $100,000 liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of Am-Pac or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on Am-Pac, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

     Section 2.06 Options or Warrants. Except as set forth in the Am-Pac Schedules, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Am-Pac (the "Existing Rights").

     Section 2.07 Absence of Certain Changes or Events. Except as otherwise described herein or in the Am-Pac Schedules, or permitted in writing by the Shareholders, since the date of the most recent Am-Pac balance sheet:

          (a) Am-Pac has not (i) amended its Articles of Incorporation or By-Laws; or (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock;

          (b) Am-Pac has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent Am-Pac balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby, including but not limited to the divestiture of assets and liabilities; (iv) issued, delivered or agreed to issue or deliver, any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

          (c) to the best knowledge of Am-Pac, it has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of Am-Pac.

     Section 2.08 Litigation and Proceedings. Except as set forth in the Am-Pac Schedules, there are no actions, suits, proceedings or investigations pending or, to the knowledge Am-Pac after reasonable investigation, threatened by or against Am-Pac or affecting Am-Pac or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Am-Pac has no knowledge of any default on its part with respect to any judgement, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

     Section 2.09 Contracts.

          (a) Am-Pac is not a party to, and is not bound by, any material contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral, except as disclosed in the SEC Reports or the Am-Pac Schedules.

          (b) All contracts, agreements, franchises, license agreements, and other commitments to which Am-Pac is a party or is bound and which are material to the operations of Am-Pac taken as a whole are valid and enforceable by Am-Pac in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

          (c) Am-Pac is not a party to or bound by any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of Am-Pac; and

          (d) Except as included or described in the Am-Pac Schedules or reflected in the most recent Am-Pac balance sheet, Am-Pac is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which Am-Pac is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $25,000 in the aggregate; or (vi) collective bargaining agreement.

     Section 2.10 Material Contract Defaults. Am-Pac is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Am-Pac has not taken adequate steps to prevent such a default from occurring.

     Section  2.11 No Conflict  With Other  Instruments.  The  execution of this
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Am-Pac is a party.

     Section 2.12 Governmental Authorizations. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, of registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Am-Pac of this Agreement and the consummation by Am-Pac of the transactions contemplated hereby.

     Section 2.13 Compliance With Laws and Regulations. To the best of its knowledge, Am-Pac has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Am-Pac or except to the extent that noncompliance would not result in the occurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

     Section 2.14 Insurance. Am-Pac owns no insurable properties and carries no casualty or liability insurance.

     Section 2.15 Approval of Agreement. The board of directors of Am-Pac has authorized the execution and delivery of this Agreement by Am-Pac and has approved this Agreement and the transactions contemplated hereby. Consummation of the transactions contemplated hereby are subject to approval of the shareholders of Am-Pac.

     Section 2.16 Material Transactions or Affiliations. Except as disclosed herein and in the Am-Pac Schedules, there exists no contract, agreement or arrangement between Am-Pac and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by Am-Pac to own beneficially, 5% or more of the issued and outstanding common stock of Am-Pac and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% shareholder of Am-Pac has, or has had since inception of Am-Pac, any known interest, direct or indirect, in any such transaction with Am-Pac which was material to the business of Am-Pac. Am-Pac has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.**

     Section 2.17 Am-Pac Schedules. Am-Pac has delivered to the Shareholders, the following schedules, which are collectively referred to as the "Am-Pac Schedules" and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of Am-Pac to be complete, true, and accurate in all material respects as of the date of this
Agreement: Schedule 2.01 through Schedule 2.16 setting forth any exceptions, information and copies of documents required to be disclosed in the Am-Pac Schedules by Sections 2.01 through 2.18.

     Am-Pac shall cause the Am-Pac Schedules and the instruments and data delivered to Sun East hereunder to be promptly updated after the date hereof up to and including the Closing Date.

     It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by Am-Pac. Am-Pac shall have until 20 days from the date of execution hereof to provide such schedules. If Am-Pac cannot or fails to do so, or if the Shareholders, find any such schedules or updates provided after the date hereof to be unacceptable, the Shareholders may terminate this Agreement by giving written notice to Am-Pac within ten (10) days after the schedules or updates were due to be produced or were provided.

     Section 2.18 Valid Obligation. This Agreement and all agreements and other documents executed by Am-Pac in connection herewith constitute the valid and binding obligation of Am-Pac, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

                                   ARTICLE III
                                PLAN OF EXCHANGE

     Section 3.01 - The Exchange. Subject to the conditions set forth in this Agreement, the Shareholders hereby agree to assign, transfer, and deliver to Am-Pac, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, 50,000 shares of common stock of Sun East, constituting 100% of the issued and outstanding shares of common stock of Sun East, and Am-Pac agrees to acquire such shares on such date by issuing and delivering in exchange therefor the following number of shares of Am-Pac restricted common stock, par value $.001, referred to as the "Exchanged Am-Pac Stock":

     (a)  a minimum of 12,500,000 shares;

     (b) in the event that Sun East's net income for the year ended December 31, 1997 is $3,800,000 or greater, then Am-Pac shall issue an additional 2,500,000 shares; and

     (c) in the event that Sun East's net income for the year ended December 31, 1997 is at least $3,000,000 but less than $3,800,000, then Am-Pac shall issue an additional 2,500,000 shares on a proportionate basis (increase proportionately because 3,400,000 shares will be outstanding instead of 3,000,000)

     * Section 3.01 was amended to provide additional shares equal to 13.333% of the foregoing as Section 2.02 was increased from 3,000,000 shares to 3,400,000 shares (13.333%)

     Section 3.02 - Certificates. At the Closing, the Shareholders shall surrender their stock certificate or certificates, representing such 100% of Sun East shares (the "Acquired Sun East Stock") to Am-Pac, and thereafter be entitled to receive a certificate or certificates evidencing the Exchanged Am-Pac Stock.

     Section 3.03 - Closing. The closing ("Closing") of the transactions contemplated herein shall be on a date and at such time and place as the parties may mutually agree ("Closing Date"), but in no event later than June 30, 1998, and shall be effective as of December 31, 1997.

     Section 3.04 - Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, ruling or deeds or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

     Section 3.05 - Finder's Fees. The parties represent to each other that no brokers were involved in this transaction and neither party is obligated to pay any finder's fee.

     Section 3.06 - Termination.

     (a) This Agreement may be terminated by the board of directors of either Am-Pac or the Shareholders at any time prior to the Closing Date if:

          (i) there shall be any additional, i.e. actual or threatened action or proceeding before any court or any governmental body which has not been disclosed in this agreement and which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement;

          (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange;

          (iii) there shall have been any change in the assets, properties, business, or financial condition of Sun East, which could have a materially adverse affect on the value of the business of Sun East, except any changes disclosed in the Shareholders Schedules, as the case may be, dated as of the date of the execution of this Agreement; or

          (iv) the Board of Directors of Am-Pac or the Shareholders determine in good faith that a condition to closing has not occurred. In the event of termination pursuant to this paragraph (a) of Section 3.06, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

     (b) This Agreement may be terminated at any time prior to the Closing by action of the board of directors of Am-Pac, if the Shareholders shall fail to comply in any material respect with any of their covenants or agreements contained in this Agreement or if any of the representations or warranties of the Shareholders contained herein shall be inaccurate in any material respect.

     If this Agreement is terminated pursuant to this paragraph (b) of Section 3.06, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that the Shareholders shall bear their own costs as well as the reasonable costs of Am-Pac in connection with the negotiations, preparation, and execution of this Agreement, and matters connected therewith.

     (c) This Agreement may be terminated at any time prior to the Closing by action of the Shareholders if Am-Pac shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Am-Pac contained herein shall be inaccurate in any material respect.

     If this Agreement is terminated pursuant to this paragraph (c) of Section 3.06, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that Am-Pac shall bear its own costs as well as the reasonable costs of the Shareholders incurred in connection with the negotiation, preparation and execution of this Agreement.

                                   ARTICLE IV
                                SPECIAL COVENANTS

     Section 4.01 - Access to Properties and Records. Am-Pac and the Shareholders will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Am-Pac or Sun East as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Am-Pac or Sun East, as the case may be, as the other shall from time to time reasonably request.

     Section  4.02  -  Delivery  of  Books  and  Records.  At the  Closing,  the
Shareholders shall deliver to Am-Pac the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Sun East now in the possession of Sun East or its representatives.

     Section  4.03  -  Special  Covenants  and  Representations   Regarding  the
Exchanged Am-Pac Stock and the Acquired Sun East Stock.

     (a) The Exchanged Am-Pac Stock. The consummation of this Agreement and the transactions herein contemplated, including the issuance of the Exchanged Stock to the Shareholder of Sun East as contemplated hereby, constitutes the offer and sale of securities under the Securities and Exchange Act and applicable state statutes. The Shareholders acknowledge that the shares of Am-Pac to be delivered to them pursuant to this Agreement have not been registered under the Securities Act of 1993 as amended, referred to in this Agreement as the "Securities Act," or the laws of any other jurisdiction, and that therefore the stock is not fully transferable except as permitted under various exemptions, if any contained in the Securities Act and the rules of the Securities and Exchange Commission interpreting the act. Under US law, Am-Pac Common Stock cannot be sold or transferred by the shareholders unless they are subsequently registered under applicable law or an exemption from registration is available. Am-Pac is not required to register or assist in the registration of the Am-Pac Common Stock except as provided herein or to make any exemption from registration available. The provisions contained in this paragraph are intended to ensure compliance with the Securities Act. The Shareholders represent and warrant to Am-Pac that they are acquiring the shares of Am-Pac common stock under this Agreement for their own account for investment, and not for the purpose of resale or any other distribution of such shares. The Shareholders also represent and warrant that they have no present intention of disposing of all or any part of such shares at any particular time, for any particular price or on the happening of any particular circumstances. They further represent that they have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in Am-Pac. The Shareholders acknowledge that Am-Pac is relying on the truth and accuracy of these warranties and representations in issuing the shares without first registering the shares under the Securities Act. The Shareholders covenant and represent that none of the shares of Am-Pac capital stock to be issued to them pursuant to this Agreement, will be offered, sold, assigned, pledged, transferred, or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 act and the rules and regulations of the Securities and Exchange Commission under the 1933 act. Therefore the Shareholders agree not to sell or otherwise dispose of any of the shares of Am-Pac common stock received pursuant to this agreement unless they 1. have delivered to Am-Pac a written legal opinion in form and substance satisfactory to counsel for Am-Pac to the effect that the disposition is permissible under the terms of the Securities Act and regulations interpreting the act; 2. have complied with the registration and propectus requirements of the 1933 act relating to such disposition; or 3. have presented Am-Pac satisfactory evidence that such a disposition is exempt from registration under the act. Am-Pac shall place a stop transfer order against transfers of shares until one of the conditions set forth in this paragraph have been met. Furthermore the Shareholders agree that the certificates evidencing the shares that they will receive under this agreement will contain the following legend:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN TAKEN FOR INVESTMENT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED IS IN EFFECT FOR THE SECURITIES, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS IN FACT APPLICABLE TO SUCH OFFER OR SALE, AND SUCH EXEMPTION IS EVIDENCED BY AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER.

     (b) The Acquired Sun East Stock. Am-Pac acknowledges that the shares of Sun East to be delivered to Am-Pac by each Shareholder pursuant to this Agreement have not been registered under the Securities Act of 1993 as amended, referred to in this agreement as the "Securities Act," or the laws of any other jurisdiction, and that therefore the stock is not fully transferable except as permitted under various exemptions, if any contained in the act and the rules of the Securities and Exchange Commission interpreting the act. The provisions contained in this paragraph are intended to ensure compliance with the securities Act. Under US law, Sun East Common Stock cannot be sold or transferred by Am-Pac unless they are subsequently registered under applicable law or an exemption from registration is available. Sun East is not required to register or assist in the registration of the Acquired Sun East Stock or to make any exemption from registration available. The provisions contained in this paragraph are intended to ensure compliance with the Securities Act.. Am-Pac represents and warrants to the Shareholders that they are acquiring the shares of Sun East under this Agreement for its own account for investment, and not for the purpose of resale or any other distribution of such shares. Am-Pac also represents and warrants that it has no present intention of disposing of all or any part of such shares at any particular time, for any particular price or on the happening of any particular circumstances. Am-Pac further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in Sun East. Furthermore Am-Pac agrees that the certificates evidencing the shares that it will receive under this Agreement will contain the following legend:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN TAKEN FOR INVESTMENT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED IS IN EFFECT FOR THE SECURITIES, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS IN FACT APPLICABLE TO SUCH OFFER OR SALE, AND SUCH EXEMPTION IS EVIDENCED BY AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER.

     Section 4.04 Short Positions Prohibited. For a period beginning from the closing date and ending on the second anniversary of the closing date none of the Shareholders or any of their affiliates, subsidiaries, officers, directors or agents, shall directly or indirectly maintain, or assist in maintaining any short position in the securities of Am-Pac.

     Section 4.05 - Third Party Consents and Certificates. Am-Pac and Sun East agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.


     Section 4.06 - Actions Prior to Closing.

     (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Sun East Schedules or as permitted or contemplated by this Agreement, Sun East, through the Shareholders will:

               (i) carry on its business in substantially the same manner as it had heretofore;

               (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

               (iii)maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

               (iv) perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

               (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers;

               (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities; and

               (vii) not take any action described in Section 1.07 or enter into or amend any contract, agreement, or other instruments of any of the types described in the Sun East schedules, except that Sun East may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services.

          (b) From and after the date of this Agreement until the Closing Date, neither Am-Pac, the Shareholders nor Sun East will make any changes in their articles of incorporation or bylaws or the Caymen Islands equivalent

          Section 4.07 - Sales Under Rule 144 or 145, if Applicable.

          (a) Am-Pac will use its best efforts to at all times comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and NASD, including timely filing of all periodic reports required under the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

          (b) Upon being informed in writing by any such person holding restricted stock of Am-Pac as of the date of this Agreement that such person intends to sell any shares under Rule 144 or Rule 145 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Am-Pac will certify in writing to such person that it has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144 or 145, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports.

          (c) If any certificate representing any such restricted stock is presented to Am-Pac's transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144 or 145, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Am-Pac and its counsel that stock transfer has complied with the requirements of Rule 144 or 145, as the case may be, Am-Pac will promptly instruct its transfer agent to register such shares and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144 or 145, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 4.07 shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

          Section 4.08 - Indemnification.

          (a) The Shareholders hereby agree to indemnify Am-Pac and each of the officers, agents and directors of Am-Pac as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

          (b) Am-Pac hereby agrees to indemnify the Shareholders as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the interactions contemplated hereby and termination of this Agreement.

     4.09 Exclusive Dealing Rights. Until 5:00 P.M. New York City Time on March 31, 1998, in recognition of the substantial time and effort which Am-Pac has spent and will continue to spend in investigating Sun East and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither the Shareholders, nor any of their representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with, or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group

(other than Am-Pac and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the common stock of Sun East) or similar transactions involving Sun East (all such transactions being referred to as "Sun East Acquisition Transactions"). If Sun East receives any proposal with respect to a Sun East Acquisition Transaction, the Shareholders will immediately communicate to Am-Pac the fact that it has received such proposal and the principal terms thereof.

     Section 4.10 Board of Directors of Am-Pac. Upon completion of the acquisition, the existing Board of Directors of Am-Pac shall be dissolved or resign and new boards shall be constituted by Sun East.

                                    ARTICLE V
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF AM-PAC

     The obligations of Am-Pac under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 5.01 - Accuracy of Representations. The representations and warranties made by the Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). Additionally, the Shareholders shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by such Shareholders, and when necessary by Sun East, prior to or at the Closing. Am-Pac shall be furnished with a certificate, signed by a duly authorized executive officer of Sun East and the Shareholders dated the Closing Date, to the foregoing effect.

     Section 5.02 - Officer's Certificate. Am-Pac shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Sun East to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of the Shareholders, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Sun East Schedules, by or against Sun East, which might result in any material adverse change in any of the assets, properties, business, or operations of Sun East.

     Section 5.03 - No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Sun East nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Sun East.

     Section 5.04 - Good Standing. Am-Pac shall have received a certificate of good standing from the appropriate Caymen Islands, dated as of a date within ten days prior to the Closing Date certifying that Sun East is in good standing as a corporation in the Caymen Islands .

     Section 5.05 - Shareholder Approval. - The shareholders of Am-Pac shall have approved this agreement and the transactions contemplated hereby as required by law.

     Section 5.06 - Other Items.

     (a) Am-Pac shall have received a Shareholder list of Sun East containing the name, address, and number of shares held by each Sun East Shareholder, certified by an executive officer of Sun East as being true, complete and accurate,

     (b) Am-Pac shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Am-Pac may reasonably request.

                                   ARTICLE VI
                     CONDITIONS PRECEDENT TO OBLIGATIONS OF
                                THE SHAREHOLDERS

     The obligations of the Sun East Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 6.01 - Accuracy of Representations. The representations and warranties made by Am-Pac in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Am-Pac shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Am-Pac prior to or at the Closing. The Shareholders shall have been furnished with a certificate, signed by a duly authorized executive officer of Am-Pac and dated the Closing Date, to the foregoing effect.

     Section 6.02 - Officer's Certificate. The Shareholders shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of Am-Pac, to the effect that no litigation, proceeding, investigation or inquiry is pending, other than those disclosed herein, or to the best knowledge of Am-Pac threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

     Section 6.03. - Resignation of Existing Board. The Shareholders shall have received the written resignations of all directors and such officers of Am-Pac as are requested by the Shareholders, which resignations shall contain an acknowledgment from each resignee that they have no claims against Am-Pac for loss of office or otherwise.

     Section 6.04 - Shares Outstanding. As of the date of closing Am-Pac shall have no more than 3,000,000 shares of its common stock, $.001 par value issued and outstanding; and shall have no shares of preferred stock issued and outstanding.

     Section  6.05  -  Underwriting   Agreement.   An   underwriting   agreement
satisfactory to Sun East shall have been executed providing for a minimum offering of $12,800,000.

                                   ARTICLE VII
                                  MISCELLANEOUS

     Section 7.01 - Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of Nevada.

     Section 7.02 - Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

      If to Am-Pac, to:          Thomas Tedrow.
                                 1110 Palmer Ave.
                                 Winter Park, Florida  32789

      With copies to:            Vanderkam and Sanders
                                 Hank Vanderkam
                                 440 Louisiana, Suite 475
                                 Houston, Texas  77002

      If to the Shareholders:    Sun East International Development Limited
                                 Suite 3101 Sino Plaza
                                 255-257 Glouchester
                                 Causeway Bay, Hong Kong

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

     Section 7.03 - Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 7.04 - Confidentiality. Each party hereto agrees with the other parties that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, as such other party, and shall not use such disclosure data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; and (ii) to the extent that such disclosure data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, workpapers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

     Section 7.05 - Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     Section 7.06 - Third Party Beneficiaries. This contract is strictly between Am-Pac and the Shareholders and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 7.07 - Entire Agreement. This Agreement was contemplated in that certain Memorandum of Understanding attached hereto and incorporated herein; and this Agreement represents the entire agreement between the parties relating to the subject matter thereof.

     Section 7.08 - Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date. All rights and obligations under this entire agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators and assigns of the parties.

     Section 7.09 - Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. For purposes of this Agreement only, facsimile signatures shall be considered original signatures.

     Section 7.10 - Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same of any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and say term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision in intended.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be extended by their respective officers, hereunto duly authorized, as of the date first-above written.

ATTEST:                                      AM-PAC INTERNATIONAL, INC.

                                             /s/ Thomas Tedrow
---------------------------------            -----------------------------------
Secretary or Assistant Secretary             By: Thomas Tedrow
                                                 President


                                             THE SHAREHOLDERS

                                             /s/ Su Hung
                                             -----------------------------------
                                             Su Hung

                                            SUN EAST INTERNATIONAL HOLDINGS LTD.

                                             /s/ Li Xinnan
                                            ------------------------------------
                                            By: Li Xinnan
                                            Title: Chairman